Exhibit 6.1

EDENLEDGER, INC. (DBA FanVestor)

EXECUTIVE COMPENSATION,

PROPRIETARY INFORMATION, AND INVENTIONS AGREEMENT

Executive Name: Mikhail Golomb

Effective Date: September 1st, 2019

This Executive Compensation, Proprietary Information and Inventions Agreement memorializes the Agreement between EdenLedger, Inc (hereafter, “The Company”) and Mikhail Golomb, it’s Founder and Chief Executive Officer (hereafter, “The Executive”). As a condition of, and in consideration of, his continued employment by EdenLedger, Inc., a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), The Executive agrees to the following:

1.  Relationship. This Agreement will apply to the employment relationship with the Company. If that relationship ends and the Company, within a year thereafter, either re-employs the Executive or engages him as a consultant or other service provider, Executive agree that this Agreement will also apply to that later employment or service relationship, unless the parties otherwise expressly agree in writing. Any such employment or service relationship between the Company and the Executive, whether commenced before, upon or after the Effective Date of this Agreement, is referred to herein as the “Relationship.”

2. Confidential Information.

(a)  Definition. For purposes of this Agreement, “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation, all Inventions (as defined below), technical data, trade secrets, know-how, research, product or service ideas or plans, software code and designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to employees and other service providers of the Company (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers (including, but not limited to, those on whom the Executive called or with whom the Executive became acquainted during the Relationship), information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information.

(b)  Protection of Information. At all times during the term of the Relationship and thereafter, the Executive agrees to hold in strictest confidence and not disclose Confidential Information to any person, firm, corporation or other entity, without written authorization from the Company, and not to use Confidential Information except to perform my obligations to the Company within the scope of the Relationship, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. The Executive further agrees not to make any copies of Confidential Information except as authorized by the Company.

(c)  Third Party Information and Other Rights. The Executive’s agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company may have with respect to the protection of trade secrets or confidential or proprietary information.

(d)  No Disclosure or Use of Information of Others. The Executive agrees not to disclose to the Company, or use for its benefit, any confidential information or material in violation of the rights of his former employers or any third parties. The Executive agrees not to improperly use or disclose, or bring onto the premises of the Company, any confidential or proprietary information or material of any third party for which he has provided or currently provide service.

(e)  Confidential Disclosure in Reporting Violations of Law or in Court Filings. The Executive acknowledges and the Company agrees that he may disclose Confidential Information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. The Executive may also disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

3. Ownership of Inventions.

(a)  Definition. For purposes of this Agreement, “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. The Executive understands that “Company Inventions” means any Inventions that he, solely or jointly with others, author, discover, develop, conceive or reduce to practice, in whole or in part, during the period of the Relationship, except as provided in Section 3(i) hereof.

(b)  Inventions Retained. The Executive has attached hereto as Exhibit A, without disclosing any third party confidential information, a complete list describing all Inventions that, as of the Effective Date, belong solely to him or belong to him jointly with others, that relate in any way to any of the Company’s proposed businesses, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, the Executive represents that there are currently no such Inventions.

(c)  Assignment of Company Inventions. The Executive agrees that he will promptly makefull written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of his right, title and interest in and to any and all Company Inventions throughout the world, including all copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights and all other intellectual property rights of any sort relating thereto. The Executive further agrees that all Company Inventions are “works made for hire” to the greatest extent permitted by applicable law. The Executive hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that he now has or may hereafter have for infringement of any and all Company Inventions and intellectual property rights related thereto.

(d)  License to Inventions. If in the course of the Relationship the Executive uses or incorporates into any Company Invention any confidential information or Inventions in which he or a third party has an interest and which is not covered by Section 3(c) hereof, he will promptly so inform the Company. Whether or not the Executive gives such notice, he hereby irrevocably grants to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with full right to transfer and sublicense, to practice and exploit such confidential information and Inventions and to make, have made, copy, modify, make derivative works of, use, sell, import and otherwise distribute under all applicable intellectual property rights without restriction of any kind.

(e)  Moral Rights. To the extent allowed by law, this Section 3 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent the Executive retains any such Moral Rights under applicable law, he hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and agree not to assert any Moral Rights with respect thereto. The Executive will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

(f)  Maintenance of Records. The Executive agrees to maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings or any other format. The records will be available to and remain the sole property of the Company at all times. The Executive agrees to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 4 hereof.

(g)  Patents and Copyrights. The Executive agrees to assist the Company or its designee, at its expense, in every proper way to secure the Company’s or its designee’s rights in the Company Inventions and any copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights or other intellectual property rights of any sort relating thereto throughout the world, including the disclosure of information with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations and all other instruments which the Company or its designee shall deem necessary to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign to the Company or its designee, and any successors, assigns and nominees, the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patent rights, trademark rights, mask work rights, sui generis database rights and other intellectual property rights of any sort relating thereto throughout the world. The Executive agrees that his obligation to execute any such instrument or papers shall continue during and after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. The Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in- fact, to act for and in my behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents, copyright, trademark, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and will not be affected by the Executive’s subsequent incapacity.

(h)  Online Accounts. The Executive agrees that he will register all domains, usernames, handles, social media accounts and similar online accounts which he registers on behalf of the Company and which relate to the Company or its intellectual property rights (the “Online Accounts”) in the name of the Company, except to the extent that such requests by the Company are prohibited by law. The term “Online Accounts” shall exclude any domains, usernames, handles, social media accounts and similar online accounts which the Executive has registered, or may in the future register, under his name exclusively for his personal use. If any Online Account that is not (or by the terms of such Online Account cannot be) registered in the name of the Company is registered in my name or under the Executive’s control, he agrees to assign ownership and control of such Online Account to any person designated by the Company upon the Company’s request. The Executive agrees to use any Online Account, whether registered in his name or the name of the Company, in compliance with any applicable policies or guidelines of the Company.

(i)  Exception to Assignments. I understand that the Company Inventions will not include, and the provisions hereof requiring assignment of inventions to the Company do not apply to, any Invention which qualifies fully for exclusion under the provisions attached hereto as Exhibit B. In order to assist in determining which Inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly authored, discovered, developed, conceived or reduced to practice by me, in whole or in part, during the Relationship.

4.  Compensation. In consideration of the Executive’s best commercial efforts, the company will pay an annual salary of $250,000 to the Executive and cover all health and dental insurance premiums for him and his immediate family. The Company acknowledges that the Employee has been in his current capacity since September 1st, 2019, and his salary payments and premium payments for that time period are accrued and payable once the Company either receives external financing (debt, equity, others) or at least $1M of revenue has been achieved. Additionally:

(a) If the Executive will either provide bridge financing to the company through direct wire transfers into Company’s bank account or through the use of his personal financial instruments to support (through his personal credit cards and bank account) to cover Company’s operational expenses and then submit the complete expense report, the Company can hold off on paying such until either receives external financing (debt, equity, others) or at least $1M of revenue has been achieved, while accruing 5% annual interest as a debt payable to the Executive due when the financing milestone or revenue target has been met.

(b) The Executive’s equity is fully vested at the time of This Agreement. At the sole option of the Executive, his outstanding debt may be converted into Company stock as either a convertible note or equity under the same conditions as the investor participating in the then open round of financing. The Executive’s stock is vested immediately as it is earned as founder stock with preferred voting rights.

(c) Company Expenses. The Executive is entitled to reimbursement for business expenses incurred on the Company’s behalf according to the Company’s internal expense policy as detailed in the Employee Handbook.

(d) At-Will Relationship. The Executive understands and acknowledges that, except as may be explicitly provided in a separate written agreement with the Company, his Relationship with the Company is “at-will,” as defined under applicable law, meaning that either he or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship. The Executive agrees that, in connection with the termination of his employment for any reason, he will meet with representatives of the Company to assist with the transfer of his duties to other employees, including answering questions about his work and work product, completing the return of Company property, permitting inspection of personal electronic devices he has used in connection with his work at the Company, and confirming his obligations under this Agreement.

(e) Severance. Upon termination of the Executive’s Employment for any reason, excepting gross misconduct, criminal activity, or fraud, the Company shall pay One Year’s salary, including health insurance premiums and any other ancillary benefits, in regular bi-weekly installments. Any outstanding Company stock options will immediately vest upon said termination date.

5.  Company Property; Return of Documents. The Executive agrees that he has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages and voice messages) and that his activity and any files or messages on or using any of those systems may be monitored at any time without notice. The Executive further agrees that any property situated on the Company’s premises, including disks and other storage media, filing cabinets or other work areas, are subject to inspection by Company personnel at any time with or without notice. The Executive agrees that, at the end of the Relationship,

(a)  He will deliver to the Company (and will not retain, copy or deliver to anyone else) any and all keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property developed by him pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns, and (b) will sign and deliver a certificate that certifies to his full compliance with the provisions of this Section 4 in such form as may be acceptable to the Company. The Executive agrees that the Company will be entitled to communicate his obligations under this Agreement to any future employer or potential employer.

6.  Non-solicitation. The Executive agrees that, during the term of the Relationship and for a period of twenty four (24) months following the termination of the Relationship for any reason, with or without cause, he will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees, consultants or other service providers to terminate their relationship with the Company, or attempt to do so, whether for his benefit or that of any other person or entity.

7. No Conflicts.

(a)  No Conflicting Obligations. The Executive represents and warrants that his performance of this Agreement does not and will not breach any written or oral agreement he has entered into, or will enter into, with any other party. The Executive will not induce the Company to use any Inventions or confidential proprietary information or material belonging to any other client, employer or other party. The Executive agrees not to enter into any written or oral agreement that conflicts with this Agreement or otherwise creates a conflict of interest with his service to the Company.

(b)  No Conflicting Activities. The Executive agrees that, during the term of the Relationship, he will not (i) engage in any activity (whether or not during business hours) that is in any way competitive, or prepare to compete, with the business or demonstrably anticipated business of the Company, (ii) assist any other person or organization in competing, or in preparing to compete, with any business or demonstrably anticipated business of the Company, or (iii) act as an employee, consultant, director or advisor to any other business, or take any action that would constitute a conflict of interest, without the prior written consent of the Company.

8. Arbitration and Equitable Relief.

IN CONSIDERATION OF THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND HIS RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO HIM BY THE COMPANY, HE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM HIS EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF HIS EMPLOYMENT WITH THE COMPANY, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND EXPLAINED BELOW, AND PURSUANT TO CALIFORNIA LAW.

CLAIMS COVERED BY THIS AGREEMENT. TO THE MAXIMUM EXTENT ALLOWED BY LAW, THE COMPANY AND THE EXECUTIVE MUTUALLY CONSENT TO THE RESOLUTION BY BINDING ARBITRATION OF ALL CLAIMS OR CAUSES OF ACTION THAT THE COMPANY MAY HAVE AGAINST HIM OR THAT HE MAY HAVE AGAINST THE COMPANY OR THE COMPANY’S CURRENT AND FORMER OWNERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, ALL SUBSIDIARY AND AFFILIATED ENTITIES, ALL BENEFIT PLANS, THE BENEFIT PLANS’ SPONSORS, FIDUCIARIES, ADMINISTRATORS, AFFILIATES, AND ALL SUCCESSORS AND ASSIGNS OF ANY OF THEM.

THE CLAIMS COVERED BY THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO: CLAIMS FOR BREACH OF ANY CONTRACT OR COVENANT; TORT CLAIMS; CLAIMS FOR DISCRIMINATION OR HARASSMENT (INCLUDING, BUT NOT LIMITED TO, RACE, SEX, RELIGION, NATIONAL ORIGIN, AGE, MEDICAL CONDITION, DISABILITY OR SEXUAL ORIENTATION); CLAIMS FOR RETALIATION; CLAIMS FOR VIOLATION OF PUBLIC POLICY; AND CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE, LOCAL OR OTHER LAW, STATUTE, REGULATION OR ORDINANCE, INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS ARISING UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR EMPLOYMENT & HOUSING ACT (AND OTHER STATE’S ANTI-DISCRIMINATION LAWS), THE CALIFORNIA LABOR CODE, AND/OR THE FAIR LABOR STANDARDS ACT.

CLASS ACTION WAIVER. THE EXECUTIVE AGREES THAT HE WILL NOT ASSERT CLASS ACTION OR REPRESENTATIVE ACTION CLAIMS AGAINST THE COMPANY IN ARBITRATION OR OTHERWISE, NOR WILL HE JOIN OR SERVE AS A MEMBER OF A CLASS ACTION OR REPRESENTATIVE ACTION, AND HE AGREES THAT HE WILL ONLY SUBMIT HIS OWN, INDIVIDUAL CLAIMS IN ARBITRATION AND WILL NOT SEEK TO REPRESENT THE INTERESTS OF ANY OTHER PERSON.

ADMINISTRATIVE RELIEF. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HIM FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNING AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING BUT NOT LIMITED TO THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE HIM FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

WAIVER OF RIGHT TO JURY TRIAL. THE EXECUTIVE UNDERSTANDS THAT, BY SIGNING THIS AGREEMENT, BOTH PARTIES ARE GIVING UP ANY RIGHT THEY MAY HAVE TO A JURY TRIAL ON ALL CLAIMS THEY MAY HAVE AGAINST EACH OTHER, AS DESCRIBED ABOVE.

REQUIRED NOTICE OF ALL CLAIMS. THE COMPANY AND THE EXECUTIVE AGREE THAT IF A DISPUTE ARISES, THE PARTY WHO WANTS TO ARBITRATE THE DISPUTE MUST GIVE WRITTEN NOTICE OF ANY CLAIM TO THE OTHER PARTY. WRITTEN NOTICE TO THE COMPANY OR ITS OFFICERS, EMPLOYEES OR AGENTS, SHALL BE SENT TO THE COMPANY’S CORPORATE OFFICE. THE EXECUTIVE WILL BE GIVEN NOTICE AT THE LAST ADDRESS RECORDED IN HIS PERSONNEL FILE (UNLESS HE SENDS WRITTEN NOTICE TO THE COMPANY NOTIFYING THEM OF THE NEED TO USE A DIFFERENT ADDRESS). THE WRITTEN NOTICE MUST DESCRIBE THE NATURE OF ALL CLAIMS ASSERTED AND MUST DETAIL THE FACTS UPON WHICH THE CLAIMS ARE BASED. THE NOTICE MUST BE SENT TO THE OTHER PARTY(IES) BY FEDERAL EXPRESS (OR ANOTHER SIMILAR OVERNIGHT MAIL SERVICE PROVIDER) OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

ARBITRATION PROCEDURES. THE COMPANY AND THE EXECUTIVE AGREE THAT, EXCEPT AS PROVIDED HEREIN, ANY ARBITRATION SHALL BE IN ACCORDANCE WITH AND UNDER THE AUSPICES AND RULES OF THE JAMS, INC. (“JAMS”) FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE JAMS EMPLOYMENT ARBITRATION RULES AND PROCEDURES ARE AVAILABLE AT WWW.JAMSADR.COM. THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. THE EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA. THE ARBITRATOR’S DECISION REGARDING THE CLAIMS SHALL BE FINAL AND BINDING UPON THE PARTIES AND SHALL BE ENFORCEABLE IN ANY COURT HAVING JURISDICTION THEREOF.

ARBITRATION FEES AND COSTS. IN THE EVENT THAT EITHER PARTY INITIATES AN ARBITRATION, THE EXECUTIVE AGREES THAT EACH PARTY SHALL BE RESPONSIBLE FOR PAYING SUCH PARTY’S OWN ATTORNEYS’ FEES AND COSTS. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. WITHOUT IN ANY WAY LIMITING THE SCOPE OF CLAIMS SUBJECT TO ARBITRATION, THE EXECUTIVE UNDERSTANDS THAT THE ISSUE OF WHICH PARTY PAYS FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS SHALL DEPEND ON WHETHER THE CLAIM BEING ARBITRATED IS ONE THAT HE HAS INITIATED AGAINST COMPANY RELATING TO ANY OF HIS CONSTITUTIONAL RIGHTS, FUNDAMENTAL RIGHTS, UNWAIVABLE PUBLIC RIGHTS, UNWAIVABLE FEDERAL OR STATE STATUTORY RIGHTS, OR AN EMPLOYMENT CLAIM FOR VIOLATION OF THE COMMON LAW THAT IS GROUNDED ON SIMILAR UNWAIVABLE STATUTORY RIGHTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIM RELATING TO WRONGFUL TERMINATION IN VIOLATION OF PUBLIC POLICY, COLLECTIVELY AN “EMPLOYMENT CLAIM”) OR WHETHER THE CLAIM BEING ARBITRATED DOES NOT CONSTITUTE AN EMPLOYMENT CLAIM BUT RATHER RELATES TO A WAIVABLE RIGHT (WHETHER STATUTORY, COMMON LAW, CONSTITUTIONAL OR OTHERWISE) INCLUDING, WITHOUT LIMITATION, A CLAIM BY EITHER PARTY RELATING TO MISUSE OF CONFIDENTIAL INFORMATION OR OTHER BREACH OF THE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT BETWEEN HIM AND THE COMPANY (“NON-EMPLOYMENT CLAIM”). TO THE EXTENT EITHER PARTY INITIATES AN EMPLOYMENT CLAIM, THEN COMPANY SHALL PAY FOR THE COSTS OF ARBITRATION, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS, EXCEPT THAT THE EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY EMPLOYMENT CLAIM ARBITRATION THAT HE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS HE WOULD HAVE INSTEAD PAID HAD HE FILED A COMPLAINT IN A COURT OF LAW. TO THE EXTENT THAT EITHER PARTY INITIATES A NON-EMPLOYMENT CLAIM, THEN EACH PARTY SHALL BEAR AN EQUAL (PRO-RATA) SHARE OF ANY ARBITRATION COSTS, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS. THE PARTIES INTEND FOR THE FOREGOING TO COMPLY WITH THE THEN-CURRENT JAMS POLICY ON EMPLOYMENT ARBITRATION (MINIMUM STANDARDS OF PROCEDURAL FAIRNESS) AND ANY OTHER APPLICABLE LAW CONCERNING THE ENFORCEMENT OF AGREEMENTS TO ARBITRATE. TO THE EXTENT ANY OF THE FOREGOING COST-SPLITTING PROVISIONS ARE FOUND NOT TO COMPLY WITH SUCH THEN-APPLICABLE LAW, THE ARBITRATOR SHALL REFORM THIS AGREEMENT SUCH THAT IT IS ENFORCEABLE AND CONSISTENT WITH THEN-APPLICABLE DECISIONAL OR STATUTORY LAW.

MODIFICATION/ENTIRE AGREEMENT. THIS AGREEMENT TO ARBITRATE SHALL SURVIVE THE TERMINATION OF THE EXECUTIVE’S EMPLOYMENT. IT CAN ONLY BE REVOKED OR MODIFIED BY A WRITING SIGNED BY THE PARTIES THAT SPECIFICALLY STATES AN INTENT TO REVOKE OR MODIFY THIS AGREEMENT. THIS IS THE COMPLETE AGREEMENT OF THE PARTIES ON THE SUBJECT OF ARBITRATION OF DISPUTES (EXCEPT FOR ANY ARBITRATION AGREEMENT IN CONNECTION WITH ANY PENSION OR BENEFIT PLAN). THIS AGREEMENT SUPERSEDES ANY PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN UNDERSTANDING ON THE SUBJECT. NO PARTY IS RELYING ON ANY REPRESENTATIONS, ORAL OR WRITTEN, ON THE SUBJECT OF THE EFFECT, ENFORCEABILITY, OR MEANING OF THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IF ANY PROVISION OF THIS AGREEMENT IS FOUND TO BE UNENFORCEABLE, IN WHOLE OR IN PART, SUCH FINDING SHALL NOT AFFECT THE VALIDITY OF THE REMAINDER OF THIS AGREEMENT AND THIS AGREEMENT SHALL BE REFORMED TO THE GREATEST EXTENT POSSIBLE TO ENSURE THAT THE RESOLUTION OF ALL CONFLICTS BETWEEN THE PARTIES ARE RESOLVED BY NEUTRAL, BINDING ARBITRATION.

VIOLATION OF THIS AGREEMENT. SHOULD ANY PARTY TO THIS AGREEMENT PURSUE ANY ARBITRABLE DISPUTE BY ANY METHOD OTHER THAN ARBITRATION, THE RESPONDING PARTY SHALL RECOVER FROM THE INITIATING PARTY ALL DAMAGES, COSTS, EXPENSES AND ATTORNEYS’ FEES INCURRED AS A RESULT OF SUCH ACTION.

VOLUNTARY NATURE OF AGREEMENT. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON HIM WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO HIM TO INDUCE HIM TO SIGN THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH HIS PRIVATE, LEGAL COUNSEL AND HAS TAKEN ADVANTAGE OF THAT OPPORTUNITY TO THE EXTENT HE WANTED TO DO SO.

9. General Provisions.

(a)  Governing Law; Arbitration. This Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. To the extent that any lawsuit is permitted under this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California) for any lawsuit filed against me by the Company.

(b)  Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the Company and the Executive relating to its subject matter and supersedes all prior discussions and agreements (whether written or oral) between us with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced. The failureof either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.

(c)  Severability. If any provision of this Agreement is deemed void or unenforceable, such provision will nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement will not be affected.

(d)  Successors and Assigns. The Executive understands that this Agreement is personal to him, that he will not have the right or ability to assign, transfer or subcontract any of his obligations under this Agreement without the written consent of the Company, and that any attempt by him to do so will be void. The Executive further understands that the Company may assign its rights and obligations under this Agreement in whole or part without his consent. This Agreement will be binding upon his heirs, executors, administrators and other legal representatives, and his successors and permitted assigns, and will be for the benefit of the Company and its successors and assigns.

(e)  Remedies. The Executive acknowledges that violation of this Agreement will cause the Company irreparable harm and therefore agrees that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, if such bond or security is required, he agrees that a $1,000 bond will be adequate), in addition to any other rights or remedies that the Company may have for a breach of this Agreement. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.

(f)  Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other party by written notice.

(g)  Voluntary Execution. The Executive acknowledges and agrees that he has carefully read all of the provisions of this Agreement, that he understands and has voluntarily accepted such provisions, and that he will fully and faithfully comply with such provisions.

(h)  Advice of Counsel. THE EXECUTIVE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

COMPANY:

EDENLEDGER, INC. (DBA FanVestor)

By:	/s/ Mitesh Parikh
Name:	Mitesh Parikh
Title:	Board of Directors

EMPLOYEE:

By:	/s/ Michael Golomb
Name:	Michael Golomb

Address:	268 Mallorca Way
San Francisco, CA 94123

EXHIBIT A

LIST OF PRIOR INVENTIONS

EXCLUDED UNDER SECTION 3(B)

Title	Date	Identifying Number or Brief Description

If no inventions, improvements, or original works of authorship are listed, I hereby represent that I have none to disclose.

        Additional sheets attached

By:

Name:
Dated as of: , 2020

A-1

EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a)  Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b)  To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

B-1